                                     CLASS P

                   DISTRIBUTION AND SHAREHOLDER SERVICING PLAN

     The following Distribution and Shareholder Servicing Plan (the "Plan") has been adopted pursuant to Rule l2b-l under the Investment Company Act of 1940, as amended (the "Act"), by Delaware Pooled Trust (the "Trust"), separately for each Series of the Trust identified on Schedule I as amended from time to time (the "Series") on behalf of the Class P shares of each such Series identified on
Schedule I as amended from time to time (the "Class"), which Trust, Series and Classes may do business under these or such other names as the Board of Trustees of the Trust may designate from time to time. The Plan has been approved by a majority of the Board of Trustees, including a majority of the Trustees who are not interested persons of the Trust and who have no direct or indirect financial interest in the operation of the Plan or in any agreements related thereto ("non-interested Trustees"), cast in person at a meeting called for the purpose of voting on such Plan. Such approval by the Trustees included a determination that in the exercise of reasonable business judgment and in light of their fiduciary duties, there is a reasonable likelihood that the Plan will benefit each such Series and shareholders of each such Class.

     The Trust is a business trust organized under the laws of the State of Delaware, is authorized to issue different series and classes of securities and is an open-end management investment company registered under the Act. Delaware Distributors, L.P. (the "Distributor") is the principal underwriter and national distributor for the Series' shares, including shares of the Class, pursuant to the Distribution Agreement between the Distributor and the Trust on behalf of each Series ("Distribution Agreement").

     The Plan provides that:

     l. The Trust shall pay to the Distributor, out of the assets of a particular Class, a monthly fee not to exceed the fee rate set forth on Schedule I for such Class as may be determined by the Trust's Board of Trustees from time to time. Such monthly fee shall be reduced by the aggregate sums paid by the Trust on behalf of the Series to persons other than broker-dealers (the "Service Providers") who may, pursuant to servicing agreements, provide to the Series services in the Series' marketing of shares of the Class.

     2. (a) The Distributor shall use the monies paid to it pursuant to paragraph l above to furnish, or cause or encourage others to furnish, services and incentives in connection with the promotion, offering and sale of the relevant Class shares and, where suitable and appropriate, the retention of such Class shares by shareholders. Payments made to the Distributor may be used for, among other things, preparation and distribution of advertisements, sales literature and prospectuses and reports used for sales purposes, as well as compensation related to sales and marketing personnel and holding special promotions. The Distributor may also use such monies for payments to dealers and others for, among other things, furnishing personal services and maintaining shareholder accounts, which services may include, among others, confirming that customers or participants received a Prospectus or Statement of Additional Information, if applicable, assisting such customers or participants in maintaining proper records with the trust; answering questions relating to their respective accounts; and aiding in maintaining the investment of such customers or participants in the relevant Class, if applicable.

          (b) The Service Providers shall use the monies paid respectively to them to reimburse themselves for the actual costs they have incurred in confirming that their customers have received the Prospectus and Statement of Additional Information, if applicable, and as a fee for (l) assisting such customers in maintaining proper records with the Trust, (2) answering questions relating to their respective accounts, and (3) aiding in maintaining the investment of their respective customers in the Class.

     3. The Distributor shall report to the Trust at least monthly on the amount and the use of the monies paid to it under the Plan. The Service Providers shall inform the Trust monthly and in writing of the amounts each claims under the Plan; both the Distributor and the Service Providers shall furnish the Board of Trustees of the Trust with such other information as the Board may reasonably request in connection with the payments made under the Plan and the use thereof by the Distributor and the Service Providers, respectively, in order to enable the Board to make an informed determination of the amount of the Trust's payments with respect to each Class and whether the Plan should be continued with respect to each Class.

     4. The officers of the Trust shall furnish to the Board of Trustees of the Trust, for their review, on a quarterly basis, a written report of the amounts expended under the Plan with respect to each Class and the purposes for which such expenditures were made.

     5. This Plan shall take effect with respect to the Class P shares of a particular Series as of the effective date set forth on Schedule I (the "Commencement Date"); thereafter, the Plan shall continue in effect with respect to the Class P shares of a particular Series for a period of more than one year from the Commencement Date only so long as such continuance is specifically approved at least annually by a vote of the Board of Trustees of the Trust, and of the non-interested Trustees, cast in person at a meeting called for the purpose of voting on such Plan.

     6. (a) The Plan may be terminated as to the Class P shares of any particular Series at any time by vote of a majority of the non-interested Trustees or by vote of a majority of the outstanding voting securities of such Class.

          (b) The Plan may not be amended as to the Class P shares of any particular Series to increase materially the amount to be spent for distribution pursuant to paragraph l hereof without approval by the shareholders of such Class.

     7. All material amendments to this Plan shall be approved by the non-interested Trustees in the manner described in paragraph 5 above.

     8. So long as the Plan is in effect, the selection and nomination of the Trust's non-interested Trustees shall be committed to the discretion of such non-interested Trustees.

     9. The definitions contained in Sections 2(a)(19) and 2(a)(42) of the Act shall govern the meaning of "interested person(s)" and "vote of a majority of the outstanding voting securities," respectively, for the purposes of this Plan.

     This Plan shall take effect on the Commencement Date, as previously defined.

October [__], 2006

                                   SCHEDULE I

     This Schedule to the Distribution Agreement between Delaware Pooled Trust and Delaware Distributors, L.P. originally entered into as of May 15, 2003 and amended or amended and restated from time to time (the "Agreement") lists the Series and Classes for which Delaware Distributors, L.P. provides distribution services pursuant to this Agreement, along with the 12b-1 Plan rates, if applicable, for each class and the date on which the Agreement became effective for each Series.

                                                                                     Portion designated
                                                             Total 12b-1 Plan Fee    as Service Fee Rate
                                                               Rate (per annum of     (per annum of the
                                                              the Series' average      Series' average
                                                                daily net assets       daily net assets
                                                             represented by shares      represented by           Original
Series Name                            Class Names               of the Class)       shares of the Class)    Effective Date
------------------------------------   -------------------   ---------------------   --------------------   ----------------
The Large-Cap Value Equity Portfolio                                                                        April 19, 2001
The Mid-Cap Growth Equity Portfolio                                                                         April 19, 2001
The International Equity Portfolio     The International                                                    April 19, 2001
                                       Equity Portfolio
                                       Original Class
                                       The International             0.20%                                  November 1, 2001
                                       Equity Portfolio
                                       R Class
The Intermediate Fixed Income                                                                               April 19, 2001
Portfolio
The Global Fixed Income Portfolio                                                                           April 19, 2001
The International Fixed Income                                                                              April 19, 2001
Portfolio
The Large-Cap Growth Equity                                                                                 April 19, 2001
Portfolio
The High-Yield Bond Portfolio                                                                               April 19, 2001
The Labor Select International                                                                              April 19, 2001
Equity Portfolio
The Real Estate Investment Trust       The Real Estate                                                      April 19, 2001
Portfolio                              Investment Trust
                                       Portfolio Class
                                       Delaware REIT Fund            0.30%                                  April 19, 2001
                                       A Class
                                       Delaware REIT Fund            1.00%                   0.25%          April 19, 2001
                                       B Class
                                       Delaware REIT Fund            1.00%                   0.25%          April 19, 2001
                                       C Class
                                       Delaware REIT Fund            0.60%                                  May 15, 2003
                                       R Class
                                       Delaware REIT Fund                                                   April 19, 2001
                                       Institutional Class

The Emerging Markets Portfolio                                                                              April 19, 2001
The Global Equity Portfolio                                                                                 April 19, 2001
The Real Estate Investment Trust                                                                            April 19, 2001
Portfolio II
The Aggregate Fixed Income Portfolio                                                                        April 19, 2001
The Diversified Core Fixed Income                                                                           April 19, 2001
Portfolio
The International Small-Cap                                                                                 April 19, 2001
Portfolio
The All-Cap Growth Equity Portfolio                                                                         April 19, 2001
The Small-Cap Growth Equity                                                                                 April 19, 2001
Portfolio
The Small-Cap Value Equity Portfolio                                                                        April 19, 2001
The Select Equity Portfolio                                                                                 April 19, 2001
The International Large-Cap Equity                                                                          April 19, 2001
Portfolio
The Global Real Estate Securities      The Global Real
Portfolio                              Estate Securities
                                       Portfolio Original
                                       Class
                                       The Global Real               [0. ]%                 [0. ]%          January __, 2007
                                       Estate Securities
                                       Portfolio Class P


                                       I-2